UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 27, 2018  (September 25, 2018)

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ	07033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   (908) 740-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter)

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Merck announced on September 26, 2018, that its Board of Directors has rescinded its policy subjecting the Company’s Chief Executive Officer to mandatory retirement at age 65.  Merck also announced that its current Chief Executive Officer, Kenneth C. Frazier, has agreed to remain in his position beyond December 2019, when he turns 65.

Because the revision of this policy causes Mr. Frazier to lose pension benefits of approximately $2.5 million to which he would have been entitled upon his mandatory retirement, the Board also granted Mr. Frazier, subject to certain conditions, $2.5 million in deferred compensation.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99.1	Press release issued September 26, 2018 regarding elimination of mandatory retirement for the Company’s Chief Executive Officer.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued September 26, 2018 regarding elimination of mandatory retirement for the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: September 27, 2018	By:	/s/ Faye C. Brown
FAYE C. BROWN
Senior Assistant Secretary